LETTER OF RESIGNATION

To the Board of Directors of

Alchemy Enterprises, Ltd.,

a Nevada corporation

I, Harold Sciotto, being an officer and director of the above-named corporation, does hereby resign as President of the corporation effective as of the Closing of the transactions contemplated by that certain Technology Contribution Agreement by and among the above-named corporation and Howard Foote, an individual, and Elliott Winfield, an individual.

Dated as of February 15, 2006

/s/ Harold Sciotto
Harold Sciotto